SECURITIES AND EXCHANGE COMMISSION

                 Washington, D.C. 20549


                        FORM 8-K


   Current Report Pursuant to Section 13 or 15(d) of
          The Securities Exchange Act of 1934




Date of Report (Date of earliest event reported): February 20, 2000



                      LifeOne Inc
(Exact name of registrant as specified in its charter)




Louisiana                          000-13538              72-0947819
(State or other jurisdiction
of incorporation)               (Commission File Number) (I.R.S. Employer
                                                          Identification No.)


7228 England Drive, Suite 24
Alexandria, Louisiana
(Address of principal executive offices)

71303
(Zip Code)


Registrant's telephone number, including area code:  (800) 673-2220

Item 5.  Other Events.

                   LifeOne, Inc.
                 901 15th Street, NW
                      Suite 370
               Washington, D.C.   20005

  February 18, 2000

Mr. Martin Browne
Mr. Tony Purcell
COMMUNICATA LIMITED
Unit 2, Elvingston Science Center
Gladsmuir, East Lothian EH33 1BH
Scotland

     Re:Letter of Intent

Dear Messrs. Browne and Purcell:

    This will confirm our recent discussion with respect to the proposed reverse merger whereby COMMUNICATA LIMITED, a corporation domesticated in Scotland ("COMMUNICATA"), would merge with and into LifeOne, Inc., a Louisiana corporation, or a wholly-owned subsidiary of LifeOne ( TARGET SUB ).

    It is our understanding that COMMUNICATA is a privately-held company and that a majority of the issued and outstanding capital stock of COMMUNICATA ("COMMUNICATA Stock") is owned by its officers and employees.

    Based upon information you have furnished to us, we would be interested in pursuing the proposed transaction on the terms and conditions described herein:

     A.Agreement. As promptly as reasonably possible after the execution of this Letter of Intent, the parties shall work to prepare and to execute a definitive reverse merger agreement (the"Agreement"). The Agreement shall cover the following terms, and types of representations, warranties, covenants, conditions and provisions, together with ancillary documents, including appropriate exhibits disclosing requested information necessary to accomplish the transaction, all of which must be, as to form and substance, mutually satisfactory and acceptable to the parties hereto.

              (1)Form of Transaction. COMMUNICATA shall merge with and into LifeOne or into TARGET SUB, a subsidiary of LifeOne.

              (2)Subsequent Ownership. As a result of the merger, the COMMUNICATA stockholders will receive 90% of LifeOne or TARGET
          SUB stock. The stockholders and creditors of LifeOne will receive the remaining 10% as part of LifeOne s Plan of Reorganization.

               (3)Representations and Warranties. COMMUNICATA and LifeOne shall make appropriate representations and warranties mutually agreeable to the parties.

               (4)Conduct of Business. The Agreement shall include representations and covenants by COMMUNICATA relating to the operation and obligations of COMMUNICATA during the period from the execution of the Agreement through the Closing Date (as defined herein).

           (5) Closing Conditions. The obligation of LifeOne to consummate the Agreement shall be subject to the following types of conditions as of the Closing Date:

                    (a)Material Adverse Change. There shall not have
                occurred any material adverse change in the business, assets, capital and surplus or operations of COMMUNICATA.

                    (b)Management Contracts. LifeOne desires to keep the
                management and employees of COMMUNICATA. LifeOne desires to include management contracts as a part of the Agreement.

                    (c)Representations and Covenants.  The representations
                and warranties in the Agreement as to the ownership shall be true at and as of the Closing Date; and all covenants to be performed on or prior to the Closing Date shall have been performed.

                    (d)Consents and Approvals. This letter of intent must be
                approved by the Federal Bankruptcy Court..

                    (e)Closing. The closing of the transaction shall take place on or before the date ten ( 10) business days after all of the consents and approvals have been obtained.

      B.Filing Period and Continuing Confidentiality. During the period following the execution of this Letter of Intent ("Filing Period"), each party shall afford to the other and its accountants, counsel and other representatives reasonable access to the other and shall furnish to the other all information concerning the business, assets and properties of the other for the purpose of making such accounting review, legal and audit investigation or examination deemed desirable by either party.


      Any information provided hereunder shall be kept confidential by the receiving party and its representatives except to the extent that (i) it was already known to the receiving party or such representatives or available to receiving party on a non-confidential basis when received; (ii) it hereafter becomes lawfully obtainable from other sources; or (iii) it is disclosed by a party in any document filed with any government agency or authority and available for public inspection.

      C.Brokers. Paul Jackson has a separate agreement with Communicata, therefore, neither LifeOne nor TARGET SUB will be responsible for commissions or other fees.

      D. Expenses. Except as otherwise expressly provided herein, the parties agree that each will be responsible for its own expenses incurred during the preparation of the Agreement and will not claim any of these expenses from the other in the event of termination. COMMUNICATA shall advance up to a maximum of $35,000 in costs and expenses (including all legal and accounting fees) incurred by LifeOne in structuring the transaction, negotiating and completing definitive agreements, and complying with all SEC requirements. COMMUNICATA shall advance such fees from time to time at the request of the U.S. Bankruptcy Trustee for LifeOne. COMMUNICATA shall be reimbursed for such fees as an administrative expense of the bankruptcy estate.

     E. Alternative Transactions. In consideration of the substantial time that LifeOne will be required to spend in connection with the transaction described herein, and as an inducement to LifeOne to enter into this Agreement without regard to whether a transaction is consummated, COMMUNICATA agrees that unless negotiations between LifeOne and COMMUNICATA are terminated (it being understood that COMMUNICATA will not unilaterally terminate negotiations as long as LifeOne is proceeding expeditiously and in good faith), COMMUNICATA agrees not to solicit, negotiate, act upon or entertain in any way an offer from any other person or entity to purchase controlling interest (more than 50% ownership) in securities of COMMUNICATA. (an "Alternate Transaction"), or furnish any information to any other person in that regard.

     COMMUNICATA represents and warrants that (i) it will immediately cease and cause to be terminated any existing discussions, negotiations or other activities with any parties with respect to any Alternate Transaction; and (ii) none of them nor any of their agents or representatives has any agreement in principle, understanding or other obligation to proceed with an Alternate Transaction.

      F.Limited Review and Approval. The parties acknowledge and agree that LifeOne has conducted only a limited review of COMMUNICATA to date, and that the foregoing is subject to LifeOne being satisfied with the full legal, accounting, and financial due diligence investigation to be performed by it and its representatives during the Investigation Period, and to the approval of all aspects of the Transaction, including the funding of the transaction, (1) by the senior management and Board of Directors of LifeOne and its affiliates that participate in this transaction; (2) the Trustee of LifeOne, Charles Goldstein; and (3) the United States Bankruptcy Court for the District of Maryland.

      G.Non-Enforceability Termination. This Letter of Intent is merely a guide to the preparation of a mutually satisfactory Agreement. Except for the obligations of the parties in Paragraphs B, C, D, and E, neither this Letter of Intent nor any conduct of the parties hereto, their affiliates, agents or representatives (other than the execution and delivery of the definitive Agreement) shall be deemed to constitute a binding or enforceable agreement, express or implied. Without limiting the foregoing, LifeOne and COMMUNICATA each agrees on behalf of itself and its affiliates not to institute or maintain any claims or proceedings which seek to establish, or which are otherwise based upon an assertion, that any such contractual relationship exists, except pursuant to the definitive Agreement if negotiated, executed and delivered by the parties.

      H.Reports. The parties agree to prepare and promptly file all reports or other documents or notices with all applicable regulatory authorities and other governmental authorities, as may be required.

     I. Public Disclosure. The parties acknowledge that LifeOne, Inc. is subject to the disclosure requirements of the Securities and Exchange Commission and, accordingly, may be required by the Securities and Exchange Commission to file this document and make other public disclosures regarding the reverse merger. The parties agree that they will consult with each other before issuing, and provide each other with the opportunity to review, comment upon and concur with, and use commercially reasonable best efforts to agree on, any press release or other public statements with respect to the transactions contemplated by this Letter of Intent, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law or court process.

     J. Court Approval. This agreement and the transactions it contemplates are subject to the approval of the United States Bankruptcy Court for the District of Maryland.

     If the foregoing is acceptable, please sign and return the enclosed copy of this letter. If you should have any questions or concerns, please do not hesitate to call.

                                                 Very truly yours,

                                                  LifeOne, Inc.
                                                         /S/
                                                  T. Brent Chapel
                                                   Vice Chairman and CEO

AGREED AND CONFIRMED THIS    22        AGREED AND CONFIRMED THIS   18
    DAY OF FEBRUARY, 2000                      DAY OF FEBRUARY, 2000
                                       Communicata, Ltd.

                                               /S/
By:       /S/
     Charles R. Goldstein                    Martin Browne
     Chapter 11 Trustee
2 North Charles Street, Suite 370
Baltimore, Maryland 21201                  By:    /S/

                                             Tony Purcell

Press Release

 In the California gold rush, the people who really got rich were those who sold the picks and shovels, not necessarily those who used them.

 Communicata is a supplier of advanced tools for the e-business gold rush.

E-business is generally defined as the process of conducting all of a company s transactions electronically. Communicata is a Scotland-based e-incubator and developer of e-business solutions. In the United States, there has been a rapid proliferation of e-business companies to accompany the explosion of Internet businesses. In the United Kingdom and Europe, however, the explosion has yet to occur. Communicata is an established e-business solution provider that can also provide all the services and infrastructure for creating new e-businesses in the UK and Europe from scratch in less than 90 days. It is uniquely positioned to exploit the coming tide of e-business development in the UK and Europe. Currently, there is no market leader and the competition is fragmented. Communicata already has a prestigious client base for whom it has developed special applications, and in November 1999, Oracle Corporation named Communicata its top e-business solution developer in the UK, and one of fifty top e- business solution developers in the world. Communicata is well placed to assume the market lead.

On February 23, 2000, Communicata and LifeOne, Inc., a small public company, announced a reverse merger that will provide all of the benefits and valuation of an Internet public company. The Letter of Intent can be viewed at www.edgar-online.com//bin/esearch. Enter the symbol LONE for LifeOne, Inc. After the reverse merger, Communicata shareholders will hold 90% of the outstanding stock. Communicata will not assume any of the liabilities of LifeOne in this transaction.

Products and Services

In the UK and Europe, Internet start-ups and existing businesses needing any or all of a range of e-business services have had to rely largely on web design companies feeling their way in e- business. The design, implementation, and maintenance of e-business solutions often require significant technical expertise in many areas, including electronic commerce systems, security technologies, database programming, mainframe and legacy integration technologies, and advance user interface and multimedia production. In addition, companies seeking to realize the benefits provided by e-business can face daunting challenges, such as the need to mesh business strategies, keep up with new and changing technologies, and continuously update content.

Communicata has developed six modules that enable companies to match their e-business ambitions to one or more of the modules. The modules are listed as:
(1) Website development; Communicata is distinguished by the use of a relational database to create the website, (2) Intranet development;
Communicata uses database technology to tailor intranet systems to user requirements, (3) Extranet development; again, use of relational database technology allows for personalization thereby ensuring that data remains confidential, (4) E-Commerce; Communicata has the ability to seamlessly integrate this module with other modules to allow clients to benefit from shared use of data between those modules, (5) Knowledge Management; a Communicata principal is on the leading edge of mining this essential asset, (6) Customer Relationship Management; the use of Oracle software provides a considerable competitive advantage over those not using relational database software.

The six modules are based on three core Communicata products. The Content Management Server allows clients to update their own website content. The Commerce Server includes the ability to log shopper-tracking data, update merchant catalogues online, provide detailed catalogue usage statistics, and includes a stock management function. The Exchange Server provides for a range of matching techniques including allowing buyers and sellers to match each other through a website, online tendering, auctions and direct matching, such as recruitment.

With additional financing through public and private offerings, Communicata will be able to increase its client base by capitalizing on a select group of services, some of which have already been initiated by Communicata.
Communicata has developed a number of training packages to address the huge demand for information and guidance about e-business. Training and consultancy services will feed each other as well as lead to providing special project applications for clients. Communicata has a portfolio of such applications developed for major corporate clients such as The WM Company (a subsidiary of Deutsche Bank), and CGU Direct, which sells vehicle and travel insurance over the web. E-commerce hosting is another service Communicata would provide as it has hosted websites for its clients since 1995. Communicata also plans to offer order processing and fulfilment at a high level of customer service to its e-commerce clients.

E-Incubator

Since Communicata is an e-commerce leader in Europe, many new Internet companies approach it for financing, systems advice and mentoring. In that Communicata will soon be publicly traded, it is a natural for providing an e-incubator environment. Communicata is currently negotiating with several companies to be the initial e-incubator candidates. Successful e-incubator spin-outs in the next fiscal year could blow out earnings estimates.

The Market

In the UK, an estimated 3.5 million small and medium-sized enterprises
(SME s) are being forced to address developments in the use of the Internet by their competitors, customers and suppliers, but lack the resources and infrastructure to develop e-business. Many large companies are also feeling the competitive pressure to develop a separate e-business in addition to their existing business. The European community is commonly known to be several years behind the United States in e-business and e-commerce development. The market is wide open for an enterprising company that has the knowledge and skills to be an e-business product and service provider. Communicata aims to become the most recognized and trusted creator of e-businesses in the UK by providing the most comprehensive service available.

Financial Model and Investment Return

The financial projections have been reviewed by several Internet analysts and are based on what are believed to be realistic sales targets. They include costing of necessary resources.

Communicata s fee structure will be a mix of product fees, per diem fees, maintenance fees, and performance fees reflecting the mutual success of Communicata s systems and clients.

The company has absorbed most of its start-up losses and has been profitable for the last two years. The company has a tax loss of ($220K) available to offset future tax liabilities. The projections show revenue of $815K for the current year and a small profit to allow adequate investment in the company s future. The projections for the next fiscal year assume one spin-out.

 Financial Data         1997       1998         1999    2000(P)    2001(P)

  Revenues($ 000)        414        379          449      815      14,138

  Pre Tax Profit (Loss)  (19)        21           35       33       3,707

Certain statements in this summary may constitute "forward looking statements" within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. Certain but not necessarily all of such forward looking statements can be identified by the use of such words as "believes," "projects," "expects," "may," "will," "should," or "anticipates," or other variations or by discussions of strategies involving risks uncertainties. The actual results of LifeOne, Inc. or industry results may be materially different from any future results expressed or implied by such forward looking statements.



                            SIGNATURES


   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 LifeOne Inc
                                                 (Registrant)


                                       By:       /s/ T Brent Chapel
                                             T. Brent Chapel
                                             Chief Financial Officer

Date:  March 2, 2000